Exhibit 99.1

News Release
                                                    ExxonMobil

                                                    Exxon Mobil Corporation
                                                    5959 Las Colinas Boulevard
                                                    Irving, TX 75039-2298
                                                    972 444 1107 Telephone
                                                    972 444 1138 Facsimile


FOR IMMEDIATE RELEASE
THURSDAY, July 31, 2003


                  EXXON MOBIL CORPORATION ANNOUNCES ESTIMATED
                  ___________________________________________

                          SECOND QUARTER 2003 RESULTS
                          ___________________________

                                        Second Quarter           First Half
                                        ______________           __________
                                         2003      2002        2003      2002
                                         ____      ____        ____      ____
Net Income
__________

  $ Millions                            4,170     2,640      11,210     4,730
  $ Per Common Share
     Assuming Dilution                   0.62      0.39        1.67      0.69

Earnings Excluding Merger Effects,
_________________________________
Discontinued Operations, Accounting
___________________________________
Change and Other Special Items
______________________________
  $ Millions                            4,170     2,659       8,960     4,782
  $ Per Common Share
     Assuming Dilution                   0.62      0.39        1.33      0.69

Revenue - $ Millions                   57,165    50,804     120,945    94,197

Capital & Exploration
Expenditures - $ Millions               3,831     3,393       7,327     6,367


     IRVING, TX, July 31 -- Exxon Mobil Corporation today reported second quarter results. Net income was $4,170 million ($0.62 per share), an increase of $1,530 million from the second quarter of 2002. Excluding merger effects and discontinued operations, earnings increased $1,511 million from the second quarter of 2002.

     Revenue for the second quarter of 2003 totaled $57,165 million compared with $50,804 million in 2002. Capital and exploration expenditures of

$3,831 million in the second quarter of 2003 were up $438 million compared with last year.


     ExxonMobil's Chairman Lee R. Raymond commented as follows:


     "Second quarter earnings remained strong and improved in all parts of the business versus last year. Chemicals earnings were at their highest level since 1998. Capex continued to grow consistent with our long-term investment plans.


     "Compared with last year's second quarter, ExxonMobil's net income of

$4,170 million was up $1,530 million.


     "Upstream earnings were $2,838 million, an increase of $608 million from second quarter 2002 results reflecting higher average crude and natural gas prices.


     "On an oil-equivalent basis, actual production in the second quarter was flat with increased European gas demand and contributions from new projects offset by natural field decline and the impacts of operational outages in the North Sea and West Africa. The majority of the operational problems were resolved by the end of the second quarter.


     "Excluding the impacts of the national strike in Venezuela and the second quarter operational outages, total oil and natural gas producible volumes increased 2% versus the first half of last year. Plans for long-term capacity increases remain on track as reflected by higher capital spending.

     "Downstream earnings were $1,146 million, an increase of $764 million from last year's second quarter reflecting improved industry-wide conditions.

Margins were particularly strong at the beginning of the quarter but have since weakened significantly.


     "Chemicals earnings of $439 million, were up $170 million from last year's second quarter. Earnings benefited from higher worldwide margins early in the quarter and favorable foreign exchange effects.


     "ExxonMobil's net income for the first half of 2003 was $11,210 million,

up $6,480 million from the first half of 2002 reflecting improved results in all areas of the business.


     "In the second quarter, ExxonMobil continued its active investment program, spending $3,831 million on capital and exploration projects,

compared with $3,393 million last year, reflecting continued growth in upstream spending.


     "During the quarter, the corporation acquired 33 million shares at a gross cost of $1,194 million to offset the dilution associated with benefit plans and to reduce common stock outstanding. Due to the strong earnings through the first half of the year and the resulting significant cash flow,

the corporation has increased its rate of share purchases in July."


     Additional comments on earnings for the major operating segments follow:


     Second Quarter 2003 vs. Second Quarter 2002
     ___________________________________________


     Upstream earnings were $2,838 million, up $608 million from the second quarter 2002 reflecting higher crude oil and natural gas realizations.

     Oil-equivalent production was flat versus the second quarter of last year. Higher European gas demand and contributions from new projects and work programs were offset by natural field declines and operational issues in the

North Sea and West Africa. Operational problems were largely resolved by the end of the quarter.


     Liquids production of 2,478 kbd (thousands of barrels per day) decreased from 2,495 kbd in the second quarter of 2002. Higher production in Nigeria and

Canada, and reduced OPEC quota restrictions in Abu Dhabi, were more than offset by natural field declines in mature areas and by the operational outages in the North Sea and West Africa.


     Second quarter natural gas production increased to 9,259 mcfd (millions of cubic feet per day), compared with 9,192 mcfd last year. Higher demand in

Europe and contributions from new projects and work programs more than offset natural field decline in mature areas and the impacts of operational problems in the North Sea.


     Earnings from U.S. upstream operations were $907 million, up

$230 million. Non-U.S. upstream earnings of $1,931 million were $378 million higher than last year's second quarter.


     Downstream earnings of $1,146 million increased $764 million from the second quarter of last year reflecting stronger worldwide refining and marketing margins. Petroleum product sales were 7,800 kbd, 231 kbd higher than last year's second quarter.

     U.S. downstream earnings were $419 million, up $185 million. Non-U.S.

downstream earnings of $727 million were $579 million higher than last year's second quarter.


     Chemicals earnings of $439 million were up $170 million from the same quarter a year ago due to improved margins during the first part of the period and favorable foreign exchange effects. Prime product sales of 6,369 kt

(thousands of metric tons) were down 333 kt, reflecting lower industry demand.


     Corporate and financing expenses of $253 million increased by $31 million mainly due to higher U.S. pension costs.


     During the second quarter of 2003, Exxon Mobil Corporation purchased

33 million shares of its common stock for the treasury at a gross cost of

$1,194 million. In addition, from July 1 through July 30, the corporation purchased 14 million shares for the treasury at a gross cost of $513 million.

These purchases were to offset shares issued in conjunction with company benefit plans and programs and to reduce the number of shares outstanding.

Shares outstanding were reduced from 6,679 million at the end of the first quarter of 2003 to 6,652 million at the end of the second quarter. Purchases may be made in both the open market and through negotiated transactions.

Purchases may be increased, decreased or discontinued at any time without prior notice.


     First Half 2003 vs. First Half 2002
     ___________________________________


     Net income of $11,210 million ($1.67 per share) for the first half of

2003 increased $6,480 million from the first half of 2002. Excluding a required accounting change, a special item, merger effects and discontinued

operations, first half 2003
earnings of $8,960 million ($1.33 per share) were $4,178 million higher than

2002. Net income for the first half 2003 included a $550 million positive impact for the required adoption of FAS 143 relating to accounting for asset retirement obligations. First half net income in 2003 also included a one-time gain of $1,700 million from the transfer of shares in Ruhrgas AG, a German gas transmission company. First half net income in 2002 included $90 million of after-tax merger expenses and $38 million in earnings from discontinued

operations.


     Upstream earnings, excluding the Ruhrgas gain, of $6,831 million increased $2,512 million due to higher liquids and natural gas realizations.

Total oil and natural gas producible volumes increased 2% versus the first half of last year as higher European gas demand and contributions from new projects and work programs more than offset natural field decline. Taking into account the effects of the national strike in Venezuela, and the operational outages in the second quarter, actual oil-equivalent production was flat.


     Liquids production of 2,491 kbd decreased 27 kbd from 2002. Higher production in Nigeria and Canada, and lower OPEC-driven quota constraints,

were offset by natural field decline and the impact of operational problems in the North Sea and West Africa.


     First half 2003 natural gas production of 10,652 mcfd increased 193 mcfd from 2002. Higher demand in Europe and contributions from new projects and work programs more than offset natural field decline and the operational outages in the North Sea.

     Earnings from U.S. upstream operations for the first half of 2003 were

$2,166 million, an increase of $1,041 million. Earnings outside the U.S.

were $4,665 million, $1,471 million higher than last year.


     Downstream earnings of $1,869 million increased by $1,515 million from a weak first half of 2002 reflecting higher worldwide refining and marketing margins. Petroleum product sales of 7,830 kbd compared with 7,622 kbd in the first half of 2002.


     U.S. downstream earnings were $593 million, up $345 million. Non-U.S.

downstream earnings of $1,276 million were $1,170 million higher than last year.


     Chemicals earnings of $726 million were up $325 million from the first half of 2002 due to improved margins and favorable foreign exchange effects.

Prime product sales of 13,260 kt were down 76 kt, reflecting lower demand.


     Corporate and financing expenses of $466 million increased by $174 million mainly due to higher U.S. pension costs.


     During the first half of 2003, Exxon Mobil Corporation purchased

68 million shares of its common stock for the treasury at a gross cost of

$2,385 million. These purchases were to offset shares issued in conjunction with company benefit plans and programs and to reduce the number of shares outstanding.


     Estimates of key financial and operating data follow. Financial data,

except per share amounts, are expressed in millions of dollars.

     ExxonMobil will discuss financial and operating results and other matters on a webcast at 10 a.m. central time on July 31, 2003. To listen to the event live or in archive, go to our website at www.exxonmobil.com.


           ____________________________________________________________


     Statements in this release relating to future plans, projections, events,

or conditions are forward-looking statements. Actual results, including production and capacity growth and capital spending, could differ materially due to changes in market conditions affecting the oil and gas industry;

political events or disturbances; changes in OPEC quotas; changes in technical or operating conditions or rates of natural field decline; and other factors including those discussed under the heading "Factors Affecting Future Results"

on our website and in Item 1 of ExxonMobil's 2002 Form 10-K. We assume no duty to update these statements as of any future date.


     Consistent with previous practice, the second quarter press release includes both net income and earnings excluding a required accounting change,

a special item, merger expenses and discontinued operations. Earnings that exclude the aforementioned items are a non-GAAP financial measure and are included to help facilitate comparisons of base business performance across periods. A reconciliation to net income is shown in Attachment II. Further information on ExxonMobil's frequently used financial and operating measures is contained on pages 26 and 27 in the 2002 Form 10-K and is also available through our website at www.exxonmobil.com. Additional information on the required accounting change is contained on pages 34 and 35 in the 2002

Form 10-K.

                                                                ATTACHMENT I

                               EXXON MOBIL CORPORATION
                                 SECOND QUARTER 2003
                                 ___________________

                      (millions of dollars, except per share amounts)

                                           Second Quarter         First Half
                                          ________________      _____________
                                            2003      2002      2003      2002
                                            ____      ____      ____      ____
EARNINGS / EARNINGS PER SHARE

Total revenue                              57,165   50,804   120,945    94,197
Total costs and other deduction            50,417   46,523   104,319    86,588
Income before income taxes                 $6,748   $4,281   $16,626    $7,609
   Income taxes                             2,578    1,652     5,966     2,917
Income from continuing operations          $4,170   $2,629   $10,660    $4,692
   Discontinued operations                      0       11         0        38
   Accounting change                            0        0       550         0
Net income (U.S. GAAP)                     $4,170   $2,640   $11,210    $4,730

Net income per common share (dollars)
   Income from continuing operations         0.63     0.39      1.60      0.69
   Discontinued operations                   0.00     0.01      0.00      0.01
   Accounting change                         0.00     0.00      0.08      0.00
   Net income                               $0.63    $0.40     $1.68     $0.70

Net income per common share
 - assuming dilution (dollars)
   Income from continuing operations         0.62     0.38      1.59      0.68
   Discontinued operations                   0.00     0.01      0.00      0.01
   Accounting change                         0.00     0.00      0.08      0.00
   Net income                               $0.62    $0.39     $1.67     $0.69

(continued)



Note -- Prior periods amounts include reclassifications to reflect the previously announced change in segment reporting. Earnings of divested coal and copper mining businesses are reported as discontinued operations.

                               EXXON MOBIL CORPORATION
                                 SECOND QUARTER 2003
                                 ___________________
                   (millions of dollars, except per share amounts)

                                            Second Quarter         First Half
                                           ________________      _____________
                                             2003      2002      2003      2002
                                             ____      ____      ____      ____
OTHER FINANCIAL DATA

  Dividends on common stock
      Total                                $1,667    $1,557   $3,208    $3,121
      Per common share                      $0.25     $0.23    $0.48     $0.46

  Millions of common shares outstanding
      At June 30                                               6,652     6,757
      Average                               6,654     6,767    6,669     6,780
      Average-assuming dilution             6,687     6,831    6,701     6,844

  Shareholders' equity at June 30                             $82,581  $75,118
  Capital employed at June 30                                 $96,176  $90,385

Income and other taxes
   Income taxes                            2,578     1,652      5,966    2,917
   Excise taxes                            5,896     5,650     11,727   10,441
   All other taxes                         9,709     8,914     19,174   17,421
       Total taxes                       $18,183   $16,216    $36,867  $30,779

ExxonMobil's share of income taxes
of equity companies:                        $181      $157       $510     $381




Note -- Prior periods amounts include reclassifications to reflect the previously announced change in segment reporting. Earnings of divested coal and copper mining businesses are reported as discontinued operations.

                                                                ATTACHMENT II
                             EXXON MOBIL CORPORATION
                               SECOND QUARTER 2003
                               FUNCTIONAL EARNINGS
                               ___________________
                              (millions of dollars)

                                           Second Quarter         First Half
                                           ______________         __________
                                           2003       2002       2003     2002
                                           ____       ____       ____     ____
Net Income (U.S. GAAP)
Upstream
  United States                              907       677      2,166    1,125
  Non-U.S.                                 1,931     1,553      6,365    3,194
Downstream
  United States                              419       234        593      248
  Non-U.S.                                   727       148      1,276      106
Chemicals
  United States                              128        87        144      157
  Non-U.S.                                   311       182        582      244
Corporate and financing                     (253)     (222)      (466)    (292)
Merger expenses                                0       (30)         0      (90)
Income from continuing operations          4,170     2,629     10,660    4,692
Discontinued operations                        0        11          0       38
Accounting change                              0         0        550        0
Net income (U.S. GAAP)                    $4,170    $2,640    $11,210   $4,730

Merger Effects, Discontinued Operations, Accounting Change
and Other Special Items
Upstream
  Non-U.S.                                     0         0      1,700        0
Merger expenses                                0       (30)         0      (90)
Discontinued operations                        0        11          0       38
Accounting change                              0         0        550        0
Corporate total                               $0      ($19)    $2,250     ($52)

Earnings Excluding Merger Effects, Discontinued Operations,
Accounting Change and Other Special Items
Upstream
  United States                              907        677     2,166    1,125
  Non-U.S.                                 1,931      1,553     4,665    3,194
Downstream
  United States                              419        234       593      248
  Non-U.S.                                   727        148     1,276      106
Chemicals
  United States                              128         87       144      157
  Non-U.S.                                   311        182       582      244
Corporate and financing                     (253)      (222)     (466)    (292)
Corporate total                           $4,170     $2,659    $8,960   $4,782


Note -- Prior periods amounts include reclassifications to reflect the previously announced change in segment reporting. Earnings of divested coal and copper mining businesses are reported as discontinued operations.

                                                                ATTACHMENT III
                               EXXON MOBIL CORPORATION
                                 SECOND QUARTER 2003
                                 ___________________

                                           Second Quarter           First Half
                                           ______________           __________
                                            2003      2002       2003     2002
                                            ____      ____       ____     ____
Net production of crude oil
and natural gas liquids,
thousands of barrels daily (kbd)
   United States                             605       700        619      709
   Canada                                    372       341        360      336
   Europe                                    565       602        593      606
   Asia-Pacific                              240       254        236      261
   Africa                                    399       348        406      346
   Other Non-U.S.                            297       250        277      260
   Worldwide                               2,478     2,495      2,491    2,518

Natural gas production available for sale,
millions of cubic feet daily (mcfd)
   United States                           2,306     2,373      2,344    2,432
   Canada                                    906     1,024        918    1,044
   Europe                                  3,524     3,324      4,915    4,502
   Asia-Pacific                            1,921     1,965      1,857    1,944
   Other Non-U.S.                            602       506        618      537
   Worldwide                               9,259     9,192     10,652   10,459

Oil-equivalent production (koebd)*         4,021     4,027      4,266    4,261

(continued)


















*Gas converted to oil-equivalent at 6 million cubic feet = 1 thousand barrels

                               EXXON MOBIL CORPORATION
                                 SECOND QUARTER 2003
                                 ___________________

                                           Second Quarter           First Half
                                           ______________           __________
                                           2003        2002      2003     2002
                                           ____        ____      ____     ____
Petroleum product sales (kbd)
   United States                           2,706      2,678     2,640    2,695
   Canada                                    580        579       597      576
   Europe                                  2,068      2,045     2,028    2,018
   Asia-Pacific                            1,566      1,391     1,685    1,458
   Other Non-U.S.                            880        876       880      875
      Worldwide                            7,800      7,569     7,830    7,622

   Gasolines, naphthas                     3,263      3,143     3,149    3,113
   Heating oils, kerosene, diesel          2,284      2,173     2,400    2,278
   Aviation fuels                            643        674       652      668
   Heavy fuels                               628        559       635      579
   Specialty products                        982      1,020       994      984
     Total                                 7,800      7,569     7,830    7,622

Refinery throughput (kbd)
   United States                           1,815      1,871     1,749    1,859
   Canada                                    459        435       453      438
   Europe                                  1,573      1,554     1,519    1,540
   Asia-Pacific                            1,347      1,263     1,426    1,316
   Other Non-U.S.                            297        220       294      226
      Worldwide                            5,491      5,343     5,441    5,379

Chemical product revenue
($ millions)
   United States                          $2,486     $2,379    $5,085   $4,217
   Non-U.S.                               $3,629     $2,883    $7,460   $5,342
     Worldwide                            $6,115     $5,262   $12,545   $9,559

Chemical prime product sales,
thousands of metric tons (kt)
   United States                           2,543      3,010     5,404    5,754
   Non-U.S.                                3,826      3,692     7,856    7,582
     Worldwide                             6,369      6,702    13,260   13,336

                                                                ATTACHMENT IV
                               EXXON MOBIL CORPORATION
                                 SECOND QUARTER 2003
                                 ___________________
                                (millions of dollars)

                                             Second Quarter        First Half
                                             ______________        __________
                                            2003       2002      2003     2002
                                            ____       ____      ____     ____
Capital and Exploration Expenditures

  Upstream
    United States                            526        568     1,015    1,154
    Non-U.S.                               2,395      1,992     4,690    3,671
    Total                                  2,921      2,560     5,705    4,825
  Downstream
    United States                            333        250       641      399
    Non-U.S.                                 380        335       653      578
    Total                                    713        585     1,294      977
  Chemicals, administrative and
  discontinued operations
    United States                            107        137       170      330
    Non-U.S.                                  90        111       158      235
    Total                                    197        248       328      565

    Worldwide                             $3,831     $3,393    $7,327   $6,367

Exploration expenses charged to income
included above
  Consolidated affiliates
    United States                             39         48        74      114
    Non-U.S.                                 138        176       245      323
  Equity companies - ExxonMobil share
    United States                              1          0         1        0
    Non-U.S.                                   4          4        16        6
  Worldwide                                 $182       $228      $336     $443






Note -- Prior periods amounts include reclassifications to reflect the previously announced change in segment reporting. Capital and exploration expenditures of divested coal and copper mining businesses are reported as discontinued operations.

                                                                 ATTACHMENT V
                            EXXON MOBIL CORPORATION
                                  NET INCOME
                                  __________

                                             $ Millions       Per Common Share
                                             __________       ________________
1999     -      First Quarter                     1,484              0.21
         -      Second Quarter                    1,954              0.29
         -      Third Quarter                     2,188              0.31
         -      Fourth Quarter                    2,284              0.33
                     Year                        $7,910             $1.14

2000     -      First Quarter                     3,480              0.50
         -      Second Quarter                    4,530              0.66
         -      Third Quarter                     4,490              0.63
         -      Fourth Quarter                    5,220              0.76
                     Year                       $17,720             $2.55

2001     -      First Quarter                     5,000              0.72
         -      Second Quarter                    4,460              0.66
         -      Third Quarter                     3,180              0.46
         -      Fourth Quarter                    2,680              0.39
                     Year                       $15,320             $2.23

2002     -      First Quarter                     2,090              0.30
         -      Second Quarter                    2,640              0.40
         -      Third Quarter                     2,640              0.39
         -      Fourth Quarter                    4,090              0.60
                     Year                       $11,460             $1.69

2003     -      First Quarter                     7,040              1.05
         -      Second Quarter                    4,170              0.63
